EXHIBIT 99. - PRESS RELEASE



EXHIBIT 99.

TUESDAY FEBRUARY 22, 7:02 AM EASTERN TIME

COMPANY PRESS RELEASE


SPACEDEV NAMES STAN DUBYN PRESIDENT & CHIEF OPERATING OFFICER


LEADER IN SMALL-SATELLITE ARENA CONTINUES PUSH INTO AFFORDABLE AND CAPABLE SPACE SYSTEMS

POWAY, Calif.--(BUSINESS WIRE)--Feb. 22, 2000--SpaceDev Inc. (OTCBB:SPDV - news), the world's first commercial space exploration and development company, today announced that Stan Dubyn, one of the world's most accomplished leaders in the space industry's small-satellite sector, has been appointed chief operating officer and president.

Dubyn, previously COO and senior vice president at Spectrum Astro Inc. (Gilbert, Ariz.) will provide executive leadership in acquisitions, business development and operational functions for SpaceDev.

Commenting on Dubyn's appointment, SpaceDev Chairman and CEO Jim Benson said: "I believe space commercialization is poised for a wave of hyper-growth, and Stan will help ensure SpaceDev's premier position in providing small, commercial, turnkey mission solutions throughout the solar system. Stan's excellent reputation for serving the needs of space customers, especially in Earth-orbiting an deep-space missions, will be a great asset to our team of remarkably talented professionals."

As one of the principals of the privately held Spectrum Astro, Dubyn was instrumental in helping build the company into a leading supplier of satellites and subsystems to the government. Under Stan's leadership, Spectrum won system and subsystem contracts from the U.S. Department of Defense and NASA on such missions as MSTI-1, -2 and -3, New Millennium Deep Space 1, HESSI and Swift. Additionally, he led the proposal and development teams for both Rapid-I and Rapid-II spacecraft catalog activities, procured by NASA's Goddard Space Flight Center.

"I believe SpaceDev's goal of providing small, more affordable yet profitable mission solutions and expanding the entire commercial space enterprise will result in a rapid-growth, high-tech business unlike that of the traditional low P/E ratio aerospace and defense contractors. I look forward to the fun, challenges and excitement of working with the phenomenal team of people that Jim has assembled at SpaceDev and ISS. The millennium is upon us, and the future is limitless!" said Dubyn.

Dubyn began his space career in 1978, after earning his bachelor of science in aerospace engineering from USC. While at Hughes (NYSE:GMH - news), he was awarded a Hughes Masters Fellowship, and returned to USC for his master of science in aerospace engineering, awarded in 1981.

At Hughes, he held positions as mechanical design engineer, systems engineer, mission analyst and operations technical advisor on GOES, GMS, LEASAT, HS-318 and HS-350. At TRW (NYSE:TRW - news), where he served for nine years, Dubyn held several system engineering and program management positions on DSP, BSTS and a wide variety of classified space programs.
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About SpaceDev

SpaceDev offers low-cost commercial mission and spacecraft designs for lunar orbiters, Mars orbiters and probe carriers, and asteroid rendezvous and landers for sale as turnkey commercial products, a first for the industry. Also a first, SpaceDev offers fixed-price package delivery for science instruments and technology demonstrations into Earth orbit, deep space and to other planetary bodies.

SpaceDev designs and sells small, low-cost Earth-orbiting commercial or research satellites. For the Air Force, the company has recently designed inexpensive orbital transfer vehicles (e.g. satellite inspectors), and secondary payload micro-kick motors. SpaceDev has acquired hybrid sounding rocket, motor and launch vehicle designs, and intellectual property rights produced by the former American Rocket Co. (AMROC).

Established in 1997, SpaceDev (www.spacedev.com) is the world's first commercial space exploration and development company. SpaceDev's corporate offices, its wholly owned subsidiary Integrated Space Systems (ISS, www.spaceinc.com) and the firm's Space Missions Division are located near San Diego in Poway.

Forward-Looking Statements

The foregoing news release includes numerous forward-looking statements concerning the company's business and future prospects and other similar statements that do not concern matters of historical fact. The federal securities laws provide a limited "safe harbor" for certain forward-looking statements. Forward-looking statements in this news release relating to product development, business prospects and development of a commercial market for technological advances are based on the company's current expectations. The company's current expectations are subject to all of the uncertainties and risks customarily associated with new business ventures including, but not limited to, market conditions, successful product development and acceptance, competition and overall economic conditions, as well as the risk of adverse regulatory actions. The company's actual results may differ materially from current expectations. Readers are cautioned not to put undue reliance on forward-looking statements. The company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or for any other reason.

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CONTACT:
     SpaceDev Inc., Poway
     Jim Benson, 858/375-2020
       or
     The Financial Relations Board Inc., Los Angeles
     310/442-0599
     Steven Canup (General Information)
     Jill Fukuhara (Investor Contact)
     Mary Tokita (Media Contact)